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                                                                    EXHIBIT 10.1


                                 AMENDMENT NO. 1
             PATHNET TELECOMMUNICATIONS, INC. 1995 STOCK OPTION PLAN


        AMENDMENT NO. 1 dated as of November 2, 1999 to the Pathnet Telecommunications, Inc. 1995 Stock Option Plan (the "Amendment"). The effective date of the Amendment ("Effective Date") shall be the Closing Date in Section 6A of the Contribution Agreement by and among Pathnet Telecommunications, Inc., Pathnet, Inc. and the Burlington Northern and Santa Fe Railway Company, provided that all of the contingencies in such Section 6A are satisfied.

                              W I T N E S S E T H:

        WHEREAS, the Board of Directors of Pathnet Telecommunications, Inc. ("Company") has heretofore resolved to adopt the Pathnet Telecommunications, Inc. 1995 Stock Option Plan ("Plan") on the Effective Date; and

        WHEREAS, the Board of Directors of Company desires to amend the Plan in certain respects on the Effective Date, all as set forth more fully below:

        SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each capitalized term used herein without definition shall have the meaning assigned to such term in the Plan. Each reference to "hereof," "hereunder," "herein," and "hereby" and each other similar reference and each reference to the "Plan" contained in the Plan shall from and after the date hereof refer to the Plan as amended hereby.

        SECTION 2. Amendment to statement of purpose. The first sentence of the first paragraph of the Plan is hereby amended, in relevant part, as follows:

        "The purpose of this Pathnet Telecommunications, Inc. 1995 Stock Option Plan ("Plan") is to encourage and enable employees of Pathnet Telecommunications, Inc. (the "Company") and of any subsidiary"

        SECTION 3. Clarification of Section 1 of the Plan. As of the Effective Date, Common Stock as defined in the first sentence of Section 1 shall mean stock of Pathnet Telecommunications, Inc. for all options granted under the Plan, including those granted prior to the Effective Date.

        SECTION 4. Amendment to Section 3 of the Plan. Section 3 of the Plan shall be amended and restated in its entirety as follows.

        "3.     Administration.

                (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may, however, designate from its members, a committee to administer the Plan ("Committee") where the Committee is


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        composed of not less than two directors, each of whom is expected, but not required, to be a "Non-Employee Director" (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 ("Rule 16b-3") and an "outside director" (within the meaning of Code section 162(m)) to the extent Rule 16b-3 and Code section 162(m), respectively, are at such time applicable to the Company and the Plan. References in the Plan to the Board shall be deemed to include the Committee.

                (b) Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by the Plan, the Board shall have full power and authority to: (i) determine the employees and other persons to be granted Options ("Optionees"); (ii) determine the type or types of Options to be granted to an Optionee; (iii) determine the number of shares subject to each Option; (iv) determine the terms and conditions, including the vesting schedule and form, of each Option; (v) determine whether, to what extent, and under what circumstances Options may be exercised, canceled or forfeited; (vi) interpret, administer, reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Option granted under, the Plan;
        (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

                (c) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Board, may be made at any time, and shall be final, conclusive, and binding upon all persons, including the Company, any affiliate, any Optionee, any holder or beneficiary of any Option, and any shareholder.

                (d) The mere fact that a Board member shall fail to qualify as a "Non-Employee Director" or "outside director" within the meaning of Rule 16b-3 and Code section 162(m), respectively, shall not invalidate any Option granted by the Board where such award is otherwise validly made under the Plan.

                (e) No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option hereunder.

        SECTION 5. Amendment to Section 1 of the Plan. Section 1 of the Plan is hereby amended by replacing the reference to "four hundred thirty-nine thousand and twenty-four (439,024)" that appears in the first sentence of such Section, and inserting in lieu thereof the number "495,126."


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        SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.


        IN WITNESS WHEREOF, this Amendment is hereby executed and adopted as of the date first written above.


                                        PATHNET TELECOMMUNICATIONS, INC.



                                                By: /s/ RICHARD A. JALKUT
                                                   -----------------------------
                                                Name:  Richard A. Jalkut
                                                Title: President and CEO



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                                THE PATHNET, INC.
                             1995 STOCK OPTION PLAN

        The purpose of this Plan is to encourage and enable employees of PathNet, Inc. (the "Company") and of any subsidiary corporation of which 50% or more of the outstanding voting stock is owned by the Company (the "Subsidiary") to acquire an interest in the Company through the granting of stock options, as herein provided (the "Options"). By encouraging such individuals to acquire or increase their ownership of its stock, the Company seeks to attract and retain the services of persons of exceptional competence and to furnish an added incentive for them to increase their efforts on behalf of the Company. The Options that may be granted hereunder include both incentive stock options ("Incentive Stock Options") as provided under the Internal Revenue Code of 1986, as amended (the "Code"), and Options that are not qualified under the Code ("Non-Qualified Options").

1.      Shares of Stock Subject to the Plan

        The stock that may be issued and sold pursuant to Options granted under the Plan shall not exceed, in the aggregate, four hundred thirty-nine thousand and twenty-four (439,024) shares of the common stock, $.01 par value, of the Company (the "Common Stock"), which may be (i) either authorized but unissued shares or treasury shares or (ii) shares previously reserved for issue upon exercise of Options under the Plan, which Options have expired or been terminated; provided, however, that the number of shares subject to the Plan shall be subject to adjustment as provided in Section 8.

2.      Eligibility

        Incentive Stock Options may be granted to persons who are employees of the Company or a Subsidiary and eligible to receive an Incentive Stock Option under the Code. In addition, Non-Qualified Options may be granted under the Plan to non-employee directors of the Company, to consultants to the Company and to such other persons as the Board may select from time to time.

3.      Administration

        The Board of Directors of the Company (the "Board") acting through its Compensation Committee, including a member designated by the holders of the Series A Convertible Preferred Stock, shall determine the employees and other persons to be granted Options ("Optionees") and, in each case, the number of Options, the number of shares subject to each Option, the vesting schedule for each Option and the form of each Option. The Board shall also determine, interpret and construe any provision of the Plan and any Option and shall effect the grant of Options under the Plan. The Board may appoint from its members a committee of two or more persons who may exercise the powers of the Board in granting Options and taking any other action under the Plan. Any


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of the foregoing actions taken by the Board or the committee appointed by the
Board shall be final and conclusive and shall be binding on each Optionee.

4.      Price

        The purchase price of shares that may be purchased under each Incentive Stock Option shall be at least equal to the fair market value (determined as of the date of grant the Option) per share or, in the case of a stockholder owning (or deemed to own under Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company, as determined under the Code (a "greater-than ten percent stockholder"), 110% of such fair market value.

5.      Nature of Option and Certain Limitations on Amount of Grant

        The aggregate fair market value (determined as of the date of grant of the Option) of the shares of Common Stock as to which any Incentive Stock Option granted under the Plan shall first become exercisable (i.e., shall "vest") in any calendar year shall not exceed $100,000. To the extent that the shares of Common Stock as to which any Option granted under the Plan shall vest in any calendar year shall have a fair market value (determined as of the date of the grant of the Option) in excess of $100,000, or the extent that the Board shall so specify upon the grant of any Option under the Plan, such Option shall be a Non-Qualified Option with respect to such excess or specified shares of Common Stock.

6.      Period of Option and Certain Limitations on Right to Exercise

        Each Option shall be exercisable at such time or times as the Board shall from time to time determine but, with respect to an Incentive Stock Option, in no event after the expiration of ten years (five years in the case of a greater-than ten percent stockholder) from the date such Option is granted. The delivery of certificates representing shares under any Option will be contingent upon receipt by the Company from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Option) of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option or applicable provisions of law. No Optionee or person entitled to exercise the Option shall be, or shall be deemed to be, a holder of any shares subject to the Option for any purpose unless and until certificates for such shares are issued to such Optionee under the terms of the Plan.

7.      Non-transferability of Option

        Options granted under the Plan shall not be transferable by the Optionee, other than by will or the laws of descent and distribution, and are exercisable during the Optionee's lifetime only by the Optionee.


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8.      Dilution or Other Adjustments

        If the Company effects a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefore in money, services or property, then (i) the number, class, and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as a entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares the optionee would have received as a result of the event requiring the adjustment had the Optionee exercised the Option in full immediately prior to such event; and (ii) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

9.      Tax Withholding

        Each Optionee shall, no later than the date as of which the value of an Option or of any Common Stock or other amount received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Board regarding payment of, any Federal, State, or local taxes of any kind required by law to be withheld with respect to such income. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee. An Optionee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to any Option a number of shares with an aggregate fair market value that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Optionee with an aggregate fair market value that would satisfy the withholding amount due.

10.     Written Agreement

        Each Option granted hereunder shall be embodied in a written Option agreement, which shall be subject to the terms and conditions prescribed above and shall be signed by the President or any Vice President of the Company for and in the name of and on behalf of the Company. Such an Option agreement may contain such other provisions as the Board in its discretion shall deem advisable.

11.     Amendment of the Plan

        The Board of Directors may discontinue the Plan or amend the Plan at any time, and from time to time, subject to any required regulatory approval and the limitation that,


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except as provided in Section 8 hereof, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where such amendment will:

        (a) increase the number of shares of Common Stock as to which options may be granted under the Plan;

        (b) change in substance Section 2 hereof relating to eligibility to participate in the Plan; or

        (c) otherwise materially increase the benefits accruing to participants under the Plan.

        Except as provided in Section 8 hereof, rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee. Such action shall be binding on all Options theretofore granted hereunder, except as otherwise provided in the written agreement with respect to a particular Option.

12.     Expiration and Termination of the Plan

        Options may be granted under the Plan at any time, or from time to time, prior to August 28, 2005. The Plan may be abandoned or terminated at any time by the Board, except with respect to any Options then outstanding under the Plan.